UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 12, 2013

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

6.75% Senior Notes due 2018 and 7.50% Senior Notes due 2021

On July 12, 2013, VPII Escrow Corp. (the “Issuer”), a newly formed wholly owned subsidiary of Valeant Pharmaceuticals International, Inc. (“Parent”), completed its previously announced offering (the “Notes Offering”) of $1,600 million aggregate principal amount of its 6.75% Senior Notes due 2018 (the “2018 Notes”) and $1,625 million aggregate principal amount of its 7.50% Senior Notes due 2021 (the “2021 Notes” and together with the 2018 Notes, the “Notes”)

The Notes were offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

As previously announced, on May 24, 2013, Parent, Stratos Merger Corp. (“Merger Sub”), a wholly owned subsidiary of Valeant Pharmaceuticals International (“Valeant”), a wholly owned subsidiary of Parent, Valeant and Bausch & Lomb Holdings Incorporated (“Bausch & Lomb”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to merge with and into Bausch & Lomb (the “Merger”), with Bausch & Lomb surviving as a wholly owned subsidiary of Valeant. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Bausch & Lomb will continue as the surviving corporation.

The Notes are the senior unsecured obligations of the Issuer and, upon consummation of the Merger, in accordance with the terms of the Senior Notes Indenture (as defined below), (1) the Issuer will be voluntarily liquidated and all of its obligations will be assumed by, and all of its assets will be distributed to, Parent (the “escrow liquidation”), (2) Parent will assume all of the Issuer’s obligations under the Notes and the related Indenture (as defined below) and (3) the funds held in escrow will be released to Parent.

The net proceeds of the Notes Offering are expected to be used, together with borrowings under Parent’s credit agreement and the net proceeds of Parent’s equity offering to fund (i) the Merger consideration; (ii) Bausch & Lomb’s obligation to repay all outstanding loans under its existing credit facilities; (iii) Bausch & Lomb’s tender offer for or defeasance or irrevocable call for redemption and deposit of cash to effect such defeasance or redemption of Bausch & Lomb’s 9.875% Senior Notes due 2015; and (iv) certain transaction expenses.

In connection with the issuance and sale of the Notes, the Issuer additionally entered into an escrow and security agreement (the “Escrow and Security Agreement”), dated as of July 12, 2013, with The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Notes Indenture, and as escrow agent (the “Escrow Agent”). The proceeds of the Notes Offering were deposited, pursuant to the Escrow and Security Agreement, into a segregated escrow account pending completion of the Merger.

Pursuant to the Escrow and Security Agreement and the Indenture (as defined below), if (1) the Merger is not completed on or before November 24, 2013 (the “Deadline”), or (2) prior to the Deadline, the Merger Agreement is terminated or Valeant determines that the Merger will not otherwise be pursued, then the Issuer will be required to redeem the Notes at 100% of the issue price, plus accrued and unpaid interest to, but excluding, the redemption date.

The Senior Notes Indenture

The Notes were issued pursuant to the indenture, dated as of July 12, 2013 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, as trustee (the “Trustee”), and pursuant to a supplemental indenture dated July 12, 2013 (the “Supplemental Indenture”), among Parent, the guarantors named therein and the Trustee upon consummation of the Merger (the Indenture, as supplemented by the Supplemental Indenture, the “Senior Notes Indenture”).

Pursuant to the Senior Notes Indenture, the 2018 Notes will mature on August 15, 2018. The 2018 Notes will accrue interest at the rate of 6.75% per year. Interest on the 2018 Notes will be payable semi-annually in arrears on each February 15 and August 15. Pursuant to the Senior Notes Indenture, the 2021 Notes will mature on July 15, 2021. The 2021 Notes will accrue interest at the rate of 7.50% per year. Interest on the 2021 Notes will be payable semi-annually in arrears on each January 15 and July 15. Interest on the Notes will accrue from July 12, 2013.

The 2018 Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after August 15, 2015 and the 2021 Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after July 15, 2016, at the redemption prices applicable to the Notes as set forth in the Senior Notes Indenture.

In addition, the Issuer may redeem some or all of the 2018 Notes prior to August 15, 2015 and some or all of the 2021 Notes prior to July 15, 2016, in each case at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. Prior to August 15, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the 2018 Notes and prior to July 15, 2016 the Issuer may redeem up to 35% of the aggregate principal amount of the 2021 Notes, in each case using the proceeds of certain equity offerings at the respective redemption price set forth in the Senior Notes Indenture.

Upon the occurrence of a change of control (as defined in the Senior Notes Indenture), unless the Issuer has exercised its right to redeem all of the Notes, each holder of the Notes may require the Issuer to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

The Senior Notes Indenture contains covenants that limit the ability of the Issuer and any of its restricted subsidiaries (as such term is defined in the Senior Notes Indenture) to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

The Senior Notes Indenture also provides for customary events of default.

The foregoing summary of the Senior Notes Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture and the Supplemental Indenture, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of July 12, 2013.

4.2	Supplemental Indenture to the Indenture, dated as of July 12, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and Chief Financial Officer

Date: July 12, 2013

EXHIBIT INDEX

4.1	Indenture, dated as of July 12, 2013.

4.2	Supplemental Indenture to the Indenture, dated as of July 12, 2013.